Exhibit 10.1

RAB 2026 LFA – ADDITIONAL FUNDING

July 30, 2026

Mr. Richard A. Bianco
350 South Ocean Boulevard, Apt. 9A
Boca Raton, FL 33432

Re:
RAB 2026 LFA – Additional Funding

Dear Mr. Bianco:

This letter agreement is by and between AmBase Corporation, a Delaware corporation (“AmBase” or the “Company”) and Richard A. Bianco, the Company’s Chairman, President and Chief Executive Officer (“RAB”).

On July 30, 2026, the Company and RAB entered into this letter agreement (this “Letter Agreement”) pursuant to which RAB paid the Company an additional $1,000,000, for use by the Company for working capital needs and continuing litigation related expenses with respect to the 111 West 57th Property. The additional amounts contributed by RAB pursuant to this Letter Agreement were made pursuant to the same terms and conditions of the litigation funding agreement by and between the Company and RAB dated March 2, 2026, and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the, Securities and Exchange Commission on March 4, 2026. This amount together with the prior funding amount(s), collectively, the (“RAB Litigation Fund Amount”).

Please confirm your agreement with the foregoing by signing where indicated below and returning it to the undersigned.

Sincerely,

AMBASE CORPORATION,
a Delaware corporation

By:	/s/John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller

Acknowledged and Agreed:

/s/ Richard A. Bianco
Richard A. Bianco